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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

            This Employment Agreement ("Agreement") is dated effective as of April 20, 1999, between Advantix, Inc., a Delaware corporation ("Company"), and Karen S. Goetz ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

            The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve as the Executive Vice President of TicketsLive Corporation and President of the Select Technologies Group responsible for managing TicketsLive licensing business on a worldwide basis, including the U.S. sales, marketing, sales support and operations of the software licensing business, as well as directing the Managing Directors of the UK and Asia/Pacific businesses while working closely with Advantix to ensure coordination of efforts and efficient use of resources. Executive agrees to devote Executive's full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

1.2 Term. Subject to the earlier termination of Executive's employment by the Company pursuant to the provisions hereof, the term of employment of Executive under this Agreement shall commence on the date hereof and shall continue in effect until the later of (i) March 31, 2000 or (ii) the earlier of
(w) the expiration of the lock up period provided for in that certain Shareholder Voting Agreement dated March __, 1999 by and among the Company, TicketsLive Corporation and certain shareholders of TicketsLive Corporation, (x) the date that Executive exercises her "put" right under that certain Agreement dated as of March ___1999 by and between the Company and Executive, with respect to an aggregate of at least $1,000,000 worth of shares (the "Put"), (y) the last date that Executive has the right to exercise the Put and (z) the first date upon which Executive has the ability, along with other stockholders of Advantix, Inc., to exchange her shares of Advantix common stock for cash or publicly traded stock in connection with an extraordinary corporate transaction involving Advantix, such as a merger, acquisition of the Company, consolidation or other business combinations; provided, however, that in any event the initial term of this Agreement shall terminate no later than March 31, 2001. At the end of the initial term, or any additional term, this Agreement shall automatically be extended for an additional one (1) year period, unless either Executive or Company gives written notice to the other of its desire to terminate this Agreement at least one hundred twenty (120) days prior to the scheduled end of that term; provided, however, that if the initial term ends by reason of an event set forth in Section 1.2(ii) above, there shall be no automatic renewal extending the term.

1.3 Principal Business Office. Executive's principal business office during the term of employment will be in Syracuse, New York.

                                   ARTICLE II

                                  COMPENSATION

2.1 Annual Salary. During the employment of Executive, the Company shall pay to Executive a base salary at the annual rate of $ 175,000 (the "Base Salary"), payable on the Company's regular payroll dates. Executive's base salary may not be decreased below the Base Salary during the term of this Agreement.



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2.2         Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement of all reasonable and necessary expenses incurred by Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

2.3 Benefits. Executive shall be entitled to participate in and be covered by health, insurance, pension and other employee plans and benefits currently or hereafter established for the employees of the Company generally (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

2.4 Vacations and Holidays. During Executive's employment with the Company, Executive shall be entitled to accrue vacation leave monthly up to a maximum of four (4) weeks annually at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

2.5 Automobile. The Company shall continue to provide Executive with the use of the automobile currently provided for Executive's use by TicketsLive Corporation through the expiration of the lease thereof in September 1999, and thereafter the Company shall provide Executive with an automobile allowance of $600 per month.

                                   ARTICLE III

                CONFIDENTIALITY, NONDISCLOSURE AND NONCOMPETITION

3.1 Confidentiality. Executive will not during Executive's employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other confidential subject matter pertaining to the business of the Company or any of their clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company and further excepting any such information which is or becomes available to the public through no fault of Executive. For purposes of this Article III, the term "Company" shall mean Advantix, Inc., and each of its subsidiaries.


3.2 Return of Confidential Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, whether or not for cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

3.3 Prohibition on Solicitation of Customers. During the term of Executive's employment with the Company and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and



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remedies the Company may have under applicable law.

3.4 Prohibition on Solicitation of Employees, Agents or Independent Contractors After Termination. During the term of Executive's employment with the Company and for a period of one (1) year thereafter, Executive will not solicit any of the employees, agents or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 90 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

3.5         Noncompetition.

        (a) Executive acknowledges that: (i) the services to be performed by Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (ii) the Company has required that Executive make the covenants set forth in this Section 3.5 as a condition to the Company's entering into this Agreement; and (iii) the provisions of this Section 3.5 are reasonable and necessary to protect the business of the Company.

        (b) In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, Executive covenants that Executive will not, directly or indirectly:

               (i) during the term of Executive's employment with the Company hereunder and for a period of one (1) year thereafter (the "Covenant Period"), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any business whose products or activities compete in the Territory (as defined below), directly or indirectly, with the Company's ticketing products or services or; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. For purposes hereof, "Territory" shall mean any county of any state of the United States of America, including any county in the States of California, Connecticut, Ohio or New York, and any other states or international jurisdictions in which the Company is doing business at the time of Executive's termination.

               (ii) at any time during or after the Covenant Period, disparage the Company, or any of its shareholders, directors, officers, employees, or agents.

        (c) Executive will, for the Covenant Period, within ten days after accepting any employment, advise the Company of the identity of any employer of Executive. The Company may serve notice upon each such employer that Executive is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

3.6 Enforcement. It is the intent of the parties that the restrictive covenants contained in this Article III are severable and separate and the unenforceability of any individual provision shall not effect the enforceability of any other. If any covenant in this Article III is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary,



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and not against public policy, will be effective, binding and enforceable against the Executive.

3.7         Survival of Obligations. Executive agrees that the terms of this
Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                   ARTICLE IV

                                   TERMINATION

4.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

        (a)    Cause.  "Cause" shall include the following:

               (i) habitual neglect or insubordination (defined as a refusal to execute or carry out directions from the Board not inconsistent with this Agreement or its duly appointed designees) where Executive has been given written notice of the acts or omissions constituting such neglect or insubordination and Executive has failed to cure such conduct, where susceptible to cure, within thirty (30) days following notice;

               (ii) conviction of any felony or any crime involving moral turpitude;

               (iii)  participation in any fraud against the Company ;

               (iv) willful breach of Executive's duties to the Company, including but not limited to theft from the Company, failure to fully disclose personal pecuniary interest in a transaction involving the Company;

               (v) intentional damage to any material property of the Company;

               (vi) conduct by Executive which in the good faith, reasonable determination of the Board demonstrates gross unfitness to serve including, but not be limited to, gross neglect, non-prescription use of controlled substances, any abuse of controlled substances whether or not by prescription, or habitual drunkenness, intoxication, or other impaired state induced by consumption of any drug, including alcohol; or

               (vii) material breach by the Executive of those provisions of this Agreement concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

        (b) Disability. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of her duties hereunder (reasonable absences because of sickness for up to two
(2) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or, in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.


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        (c) Good Reason. "Good Reason" shall mean the assignment of Executive to a position of materially lesser status than her position as of the date of this Agreement.

4.2 Termination by Company. The Company may terminate Executive's employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be the date of notice of termination if for Cause and thirty (30) days subsequent to written notice of termination for any reason other than Cause; however, the Company may elect to have Executive leave the Company immediately.

4.3 Termination by Executive. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

4.4 Death or Disability of Executive. This Agreement shall terminate immediately upon the death or Disability of Executive (the "Effective Date").

4.5         Severance Benefits Received Upon Termination.

        (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement without Good Reason, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Executive under this Agreement.

        (b) If Executive's employment is terminated by the Company without Cause or as a result of Disability, or if Executive's employment is terminated by Executive for Good Reason, then the Company shall provide Executive:

               (i) salary continuation in an amount equal to Executive's then Base Salary through the later of March 31, 2000 or six (6) months after the Effective Date, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

               (ii) health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of twelve (12) months, commencing on the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

        (c) If Executive's employment is terminated by the Company as a result of death, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall provide Executive's spouse and dependent children health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of twelve (12) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the continuation period will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

4.6 Expiration of Term. If Executive's employment is terminated as a result of the expiration of the term of this Agreement, then the Company shall pay Executive's Base Salary through the expiration date plus credit for any vacation earned but not taken and the Company



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shall thereafter have no further obligations under this Agreement.

                                    ARTICLE V

                               GENERAL PROVISIONS

5.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and may be personally served or may be deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

               To the Company:              Advantix, Inc.
                                            4675 MacArthur Court, Suite 1400
                                            Newport Beach, CA 92660
                                            Attn: Chief Executive Officer

               To Executive:                Karen S. Goetz
                                            8410 Hobnail Road
                                            Manlius, NY 13104

or such other address as such party shall have specified most recently by written notice. Notice mailed as provided herein shall be deemed given on the fifth business day following the date so mailed or on the date of actual receipt, whichever is earlier.

5.2 Proprietary Information and Inventions. Contemporaneously with the execution of this Agreement, Executive shall execute a Proprietary Information and Inventions Agreement in the form attached as Exhibit A hereto. The terms of said agreement are incorporated by reference in this Agreement, and Executive agrees to be bound thereby.

5.3 Covenant to Notify Management. Executive agrees to abide by the reasonable ethics policies of the Company as well as the Company's other reasonable rules, regulations, policies and procedures. Executive agrees to comply with all governmental laws and regulations as well as ethics codes applicable to the profession. In the event that Executive is aware the Company, or any of its officers or agents, is violating any such laws, ethics codes, rules, regulations, policies or procedures, Executive agrees to bring all such actual violations which are material to the attention of the Company immediately so that the matter may be properly investigated and appropriate action taken. Executive understands that she is precluded from filing a complaint with any governmental agency or court having jurisdiction over wrongful conduct unless Executive has first notified the Company of the facts and permits it to investigate and correct the concerns.

5.4 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.5 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.



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5.6         Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.7 Statute of Limitations. Executive and the Company hereby agree that there shall be a one year statute of limitations for the filing of any requests for arbitration or any lawsuit relating to this Agreement or the terms or conditions of Executive's employment by the Company. If such a claim is filed more than one year subsequent to Executive's last day of employment it shall be precluded by this provision, regardless of whether or not the claim has accrued at that time.

5.8 Right to Injunctive and Equitable Relief. Executive's obligations under Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law.

5.9 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

5.11 Attorneys' Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to her or its attorneys' fees and other costs reasonably incurred in such action or proceeding.

5.12 Entire Agreement. This Agreement, along with the Proprietary Information and Inventions Agreement by and between Executive and the Company of even date herewith (the "Proprietary Information Agreement"), constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement, along with the Proprietary Information Agreement, is intended by the parties as the final expression of their agreement with respect to such terms as are included herein and therein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, along with the Proprietary Information Agreement, constitutes the complete and exclusive statement of their terms and that no extrinsic evidence may be introduced in any judicial proceeding involving such agreements.

5.13 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.13, the Company may assign or delegate its rights, duties, and obligations hereunder to any affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the



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date first above written.

                                    "COMPANY"

                                     Advantix, Inc., a Delaware corporation

                                     By: /s/ W. THOMAS GIMPLE
                                         -------------------------------------
                                         W. Thomas Gimple
                                         President and Chief Executive Officer

                                    "EXECUTIVE"

                                         /s/ KAREN S. GOETZ
                                         -------------------------------------
                                             Karen S. Goetz



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